UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2015 Date of report (Date of earliest event reported)

LifeLock, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281 (Address of principal executive offices and zip code) (480) 682-5100 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Effective August 5, 2015, our Board of Directors adopted a Lead Independent Director Charter. The Company also announced that the Board has appointed Roy A. Guthrie, one of the Company’s independent directors, as Lead Independent Director for a one-year term.
The adoption of the Lead Independent Director Charter and Mr. Guthrie’s appointment reflects the Company’s commitment to good governance and to providing a strong voice for its independent directors. The Lead Independent Director's primary responsibilities will include: presiding at meetings of the Board in the absence of, or upon the request of, the chairman of the Board (the Chairman); presiding at all meetings of independent directors and reporting to the Board, as appropriate, about such meetings; calling meetings of the independent directors, as deemed appropriate or necessary; serving as a liaison between the Chairman and the independent directors; reviewing and approving information sent to the Board; reviewing Board meeting agendas in collaboration with the Chairman, recommending matters for the Board to consider, and reviewing meeting schedules to confirm there is sufficient time for discussion of all agenda items; retaining outside advisors and consultants who report directly to the independent members of the Board; and being available, subject to LifeLock policies and the law, for consultation and communication with our shareholders.
Mr. Guthrie has served as a member of our board of directors since October 2012.
The Board believes that Mr. Guthrie has deep relevant experience to serve as the Lead Independent Director, including expertise in consumer finance and accounting, service as a Chief Financial Officer of two publicly-traded companies, and his experience as an executive officer and director of other publicly-traded companies.  Mr. Guthrie served as Executive Vice President and Chief Financial Officer of Discover Financial Services from July 2005 to April 2011. He also served as a director of Discover Bank, a subsidiary of Discover Financial Services, from June 2006 to January 2012. Prior to that, Mr. Guthrie served as President and Chief Executive Officer of CitiFinancial International, LTD, a Consumer Finance Business of Citigroup, from September 2000 to July 2004, and he also served on Citigroup’s Management Committee throughout this period. From September 2000 to September 2001, Mr. Guthrie served as the President and Chief Executive Officer of CitiCapital. Mr. Guthrie served as Chief Financial Officer of Associates First Capital Corporation from March 1996 to September 2000, while it was a public company, and served as a member of its board of directors from March 1998 to September 2000. Prior to that, Mr. Guthrie served in various positions at Associates First Capital Corporation, including serving as its Corporate Controller from 1989 to 1996. Mr. Guthrie is also a director of Nationstar Mortgage Holdings Inc., Garrison Capital, LLC, Synchrony Financial, Inc., and Springleaf Holdings. Mr. Guthrie holds a B.A. in Economics from Hanover College and an M.B.A. from Drake University.
A copy of the Lead Independent Director Charter is furnished under Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits.

Exhibit No.	Description
99.1	LifeLock, Inc. - Lead Independent Director Charter, adopted August 5, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.
Date:	September 8, 2015	By:	/s/ Nicholas W. Robbins
Nicholas W. Robbins
Interim Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	LifeLock, Inc. - Lead Independent Director Charter, adopted August 5, 2015.